UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 1, 2024
3M COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota		55144-1000
(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (651) 733-1110
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	MMM	New York Stock Exchange
	MMM	Chicago Stock Exchange, Inc.
1.500% Notes due 2026	MMM26	New York Stock Exchange
1.750% Notes due 2030	MMM30	New York Stock Exchange
1.500% Notes due 2031	MMM31	New York Stock Exchange
Note: The common stock of the Registrant is also traded on the SIX Swiss Exchange.
Securities registered pursuant to section 12(g) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act.                                                             ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in 3M Company’s press release dated August 1, 2024, the Board of Directors of the Company has appointed Anurag Maheshwari as the Company’s Executive Vice President and Chief Financial Officer, effective September 1, 2024.

Mr. Maheshwari, 50, currently serves as Executive Vice President and Chief Financial Officer for Otis Worldwide Corporation (Otis), a position he has held since August 2022 and will continue in until August 23, 2024. From February 2020 to August 2022, Mr. Maheshwari served as Vice President, Finance, Information Technology and Chief Transformation Officer for Otis in the Asia Pacific region.

Before joining Otis, Mr. Maheshwari served as Vice President, Investor Relations at Harris Corporation and then L3Harris from January 2017 to February 2020, leading the company's interaction with the investor community, while driving strategic investment planning and capital deployment.

Mr. Maheshwari began his career as a consultant before taking on several executive-level roles of increasing responsibility in strategy, business leadership, private equity and finance at United Technologies, Affinity Equity Partners and Harris Corporation.

Mr. Maheshwari joins 3M with proven experience as a chief financial officer and expertise across financial and business functions, including investor relations, strategic planning, capital deployment, operations and P&L ownership.

Mr. Maheshwari holds a master’s degree in finance from the Asian Institute of Management and a bachelor’s degree in economics from Bombay University.

Cash Compensation; Benefits. In connection with Mr. Maheshwari’s appointment, the Company extended an offer letter to him on July 26, 2024 (the “Offer Letter”), which he accepted. Under the terms of the Offer Letter, Mr. Maheshwari will receive an annual base salary of $1,050,000 and a target annual incentive compensation opportunity of $1,155,000, each of which will be prorated for 2024. He also will receive a hiring bonus of $3,150,000 and be eligible to participate in the Company’s long-term incentive compensation, retirement and other benefit plans and programs offered to the Company’s other senior executives. Mr. Maheshwari will be required to repay some (or all) of the hiring bonus, less any taxes withheld by the Company at the time of payment, if, before the third anniversary of his commencement of employment with the Company, he resigns from employment with the Company or the Company executes a written determination that he engaged in “Misconduct” (as defined in, and determined in accordance with, the 3M Company 2016 Long-Term Incentive Plan (the “2016 LTIP”)).

Initial Long-Term Incentive Awards. It is expected that Mr. Maheshwari will enter into an agreement upon his commencement of employment that protects 3M’s confidential information and includes non-competition and non-solicitation covenants that apply where permitted by applicable law (the “Protective Covenant Agreement”). In consideration of Mr. Maheshwari’s execution of the Protective Covenant Agreement and as an inducement for him to join 3M, the Offer Letter provides that he will receive (i) a special one-time make-whole restricted stock unit grant (the “Make-Whole RSU Award”) intended to replace the value of his equity awards and other compensation forfeited from his prior employer covering a number of shares of 3M common stock determined by dividing $4,500,000 by the closing sales price for a share of 3M common stock on the grant date, vesting in equal installments on each of the first three anniversaries of the grant date, (ii) a pro rata 2024 restricted stock unit grant (the “Pro Rata 2024 RSU Grant”) covering a number of shares of 3M common stock determined by dividing $666,667 by the closing sales price for a share of 3M common stock on the grant date, vesting in a single installment on the third anniversary of the grant date, (iii) a pro rata 2024 performance share award (the “Pro Rata 2024 PSA”) with a target number of performance shares determined by dividing $666,667 by the closing sales price for a share of 3M common stock on the grant date, vesting in a single installment on December 31, 2026. Each of the equity awards will be granted no later than 60 days following Mr. Maheshwari’s commencement of employment with the Company. The performance period and goals for the Pro Rata 2024 PSA will be the same as those of other annual grants made to 3M’s executive officers in 2024. The per share exercise price of the stock option will equal the closing sales price of a share of 3M common stock on the grant date.

Relocation Benefits. Mr. Maheshwari will be required to relocate to the Minneapolis-Saint Paul metropolitan area. In connection with his relocation and subject to his execution of a Relocation Repayment Agreement, Mr. Maheshwari will be entitled to receive the relocation benefits offered to executives at his level under the Company’s relocation policy, including movement of household goods, coverage of certain travel expenses, home marketing and sale assistance, an allowance for incidentals, temporary housing, support for finding and purchasing a new home, and tax restoration benefits for certain items. If Mr. Maheshwari voluntarily resigns or retires from employment with the Company before the second anniversary of the later of (i) the date he signs the Relocation Repayment Agreement or (ii) his hire date, he will be required to repay 3M all of the relocation expenses incurred on his behalf.

Severance. Mr. Maheshwari will be eligible to participate in the Company’s Executive Severance Plan (the “Severance Plan”), the benefits of which are described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission (“SEC”) on March 27, 2024. A copy of the Severance Plan, as currently in effect, was included as Exhibit 10.15 to the Company’s annual report on Form 10-K filed with the SEC on February 7, 2024. In addition to such benefits, in the event that 3M terminates Mr. Maheshwari other than for Misconduct and Mr. Maheshwari signs (and does not revoke) a general release of claims against 3M and its affiliates, the restricted stock units subject to the Make-Whole RSU Award will remain outstanding and eligible to vest in accordance with their terms.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 5.02.

Appointment of Interim Chief Financial Officer

Pending Mr. Maheshwari’s assumption of the CFO role on September 1, 2024, the Board of Directors of the Company has appointed Theresa (“Teri”) Reinseth as Interim Chief Financial Officer, effective August 1, 2024, as successor following the previously announced departure of Monish Patolawala, who served as the Company’s CFO through July 31, 2024. Ms. Reinseth, 51, currently serves as the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer, and has been in this role since April 1, 2019.

Item 7.01. Regulation FD Disclosure.

A copy of the press release dated August 1, 2024, is furnished as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Offer Letter, dated as of July 26, 2024.
99.2	Press release, dated as of August 1, 2024, of 3M Company.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Michael M. Dai

Michael M. Dai
Vice President, Associate General Counsel & Secretary
Dated: August 1, 2024